Exhibit 21

Subsidiaries of

Alliance Data Systems Corporation

A Delaware Corporation

(as of December 31, 2009)

Subsidiary	Jurisdiction of Organization	Other Business Names
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Foreign Holdings, Inc.	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
Abacus Direct Europe BV	Netherlands	None
Abacus Direct Ireland Limited	Ireland	None
Alliance Data FHC, Inc.	Delaware	Epsilon International
Alliance Data Foreign Holdings, Inc.	Delaware	None
Alliance Data Luxembourg S.àr.l.	Luxembourg	None
Alliance Recovery Management, Inc.	Delaware	None
Alliance Travel Services, Inc.	Delaware	None
ClickGreener Inc.	Ontario, Canada	None
CPC Associates, LLC	Delaware	None
DNCE LLC	Delaware	None
Epsilon Data Management, LLC	Delaware	None
Epsilon FMI, Inc.	Ohio	Alliance Data
Direct Antidote
Epsilon Interactive, LLC	Delaware	None
Epsilon Interactive CA Inc.	Ontario, Canada	Abacus Canada
Enterprises Abacus Canada
Epsilon International, LLC	Delaware	None
Epsilon International Ltd.	England	None
Epsilon Marketing Services, LLC	Delaware	None
Epsilon Software Technology Consulting (Shanghai) Co., Ltd.	Shanghai, People’s Republic of China	None
ICOM Ltd.	Ontario, Canada	None
iCom Information & Communications, Inc.	Delaware	None
ICOM Information & Communications L.P.	Ontario, Canada	Shopper’s Voice
Interact Connect LLC	Delaware	None
LMGC Holdings 1, ULC	Nova Scotia, Canada	None
LMGC Holdings 2, ULC	Nova Scotia, Canada	None
LMGC Luxembourg S.àr.l.	Luxembourg	None
LoyaltyOne, Inc.	Ontario, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives
AIR MILES My Planet
AIR MILES Reward Program
Alliance Data
Alliance Data Loyalty Services
Direct Antidote
Le Groupe Loyalty
Loyalty & Marketing Services
Loyalty Services
LoyaltyOne
LoyaltyOne Canada
My Planet
The Loyalty Group

LoyaltyOne Participacoes Ltda	Brazil	None
LoyaltyOne SPB, Inc.	Ontario, Canada	None
LoyaltyOne US, Inc.	Delaware	Colloquy
LoyaltyOne Consulting
Precima
LoyaltyOne Travel Services Inc.	Ontario, Canada	AIR MILES Travel Services
WFC Card Services L.P.	Ontario, Canada	None
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Bank	Utah	None
World Financial Capital Credit Company, LLC	Delaware	None
World Financial Network National Bank	Federal Charter	None